Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, John Stanton, the Chief Executive Officer of PowerCerv Corporation (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Annual Report on Form 10-KSB of the Company for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to PowerCerv Corporation. and will be retained by PowerCerv Corporation.

Dated: April 14, 2004	/s/ John Stanton
	Name:	John Stanton
	Title:	Chief Executive Officer